UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2013

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)
2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2013, Campus Crest Communities, Inc. (the “Company”) and Michael S. Hartnett, Chief Investment Officer and Co-Chairman of the Board of Directors, entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”). Pursuant to the Amended and Restated Employment Agreement, Mr. Hartnett will relinquish the title and role of Chief Investment Officer and Co-Chairman of the Board of Directors on October 19, 2013. Effective October 19, 2013, Mr. Hartnett will commence a three year term of employment during which he will serve as the Company’s Vice-Chairman, Special Projects. Mr. Hartnett will remain on the Board of Directors through the expiration of his current term and will not stand for re-election to the Board of Directors at the 2014 annual meeting of the Company’s stockholders.

Through October 19, 2013, Mr. Hartnett will be entitled to the compensation and benefits provided under his existing employment agreement, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 12, 2012. Pursuant to the Amended and Restated Employment Agreement, Mr. Hartnett will be entitled to compensation and benefits during the term, including (among others):

•	A base salary through October 19, 2016, at an annual rate of $380,000.

•	An amended vesting schedule for Mr. Hartnett’s unvested equity awards, so that they will vest ratably on December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, provided he remains employed through each date, and provided further that vesting will be accelerated if Mr. Hartnett is terminated for any reason other than cause or due to his resignation.

•	A pro-rated bonus under the Company’s Incentive Compensation Plan, based on Mr. Hartnett’s service through October 19, 2013.

•	Provided Mr. Hartnett remains employed through October 19, 2013, a cash bonus payment of $100,000.

•	Transfer of title of Mr. Hartnett’s current company car to Mr. Hartnett.

•	Continuation of Mr. Hartnett’s base salary through the remainder of the three year term if he is terminated without cause by the Company or due to this death or disability prior to October 19, 2016.

On August 5, 2013, the Company, after a full executive compensation benchmarking study and review, entered into amendments (the “Amendments”) to the employment agreements with each of the following named executive officers of the Company: Ted W. Rollins, Chief Executive Officer, Donald L. Bobbitt, Jr., Chief Financial Officer, and Robert Dann, Chief Operating Officer.

A summary of the Amendments is as follows:

•	Ted W. Rollins. The amendment to Mr. Rollins’ employment agreement increases his annual base salary from $400,000 to $450,000, reflecting Mr. Rollins’ added responsibilities resulting from the Company’s previously disclosed acquisition of the Copper Beech portfolio, effective March 18, 2013. In addition, the amendment extends the term of Mr. Rollins’ employment agreement from October 19, 2013 to January 1, 2016.

•	Donald L. Bobbitt, Jr. The amendment to Mr. Bobbitt’s employment agreement extends the term of the employment agreement from October 19, 2013 to January 1, 2015.

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•	Robert Dann. The amendment to Mr. Dann’s employment agreement extends the term of the employment agreement from October 19, 2013 to January 1, 2015.

•	In addition to the above changes, the Amendments also (i) provide for an increase in the target bonus amounts under the Company’s Incentive Compensation Plan from 50% to 75% of the named executive officer’s annual base salary, with the potential to achieve 100% of the named executive officer’s annual base salary if stretch performance targets are achieved and (ii) provide that each named executive officer is eligible to receive an annual target equity award under the Company’s Equity Incentive Compensation Plan with a value equal to 75% of the executive’s base salary, with the potential to achieve 100% of the named executive officer's annual base salary, with such annual target to be adjusted annually by the compensation committee of the Company’s board of directors (the “Board of Directors”).

The foregoing description of the Amendments and the Amended and Restated Employment Agreement are qualified in their entirety by reference to, respectively, the full text of the Amendments, copies of which are attached as Exhibits 10.1, 10.2 and 10.3, and the full text of the Amended and Restated Employment Agreement, a copy of which is attached as Exhibit 10.4, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	First Amendment to Employment Agreement, dated August 5, 2013, between Campus Crest Communities, Inc. and Ted W. Rollins.

10.2	First Amendment to Employment Agreement, dated August 5, 2013, between Campus Crest Communities, Inc. and Donald L. Bobbitt, Jr.

10.3	First Amendment to Employment Agreement, dated August 5, 2013, between Campus Crest Communities, Inc. and Robert Dann.

10.4	Amended and Restated Employment Agreement, dated August 5, 2013, between Campus Crest Communities, Inc. and Michael S. Hartnett.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: August 8, 2013	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to Employment Agreement, dated August 5, 2013, between Campus Crest Communities, Inc. and Ted W. Rollins.

10.2	First Amendment to Employment Agreement, dated August 5, 2013, between Campus Crest Communities, Inc. and Donald L. Bobbitt, Jr.

10.3	First Amendment to Employment Agreement, dated August 5, 2013, between Campus Crest Communities, Inc. and Robert Dann.

10.4	Amended and Restated Employment Agreement, dated August 5, 2013, between Campus Crest Communities, Inc. and Michael S. Hartnett.